Exhibit 10.2

ADMINISTRATION AGREEMENT

BETWEEN

FIDELITY PRIVATE CREDIT COMPANY II LLC

AND

FIDELITY DIVERSIFYING SOLUTIONS LLC

This Agreement (“Agreement”) is made as of March 18, 2026 by and between Fidelity Private Credit Company II LLC, a Delaware limited liability company (the “Fund”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Fund is a limited liability company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Employment of Administrator. The Fund hereby retains the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative and compliance services necessary for the operation of the Fund. The administrative and compliance services to be performed by (or overseen by, or arranged for the performance of by) the Administrator at its expense (“Administrative Services”) shall include the following:

(i)	supervision of the third-party service providers, including the custodian, accountants, attorneys, and other parties performing services for or on behalf of the Fund;

(ii)	the provision of administrative personnel, office space, office equipment, utilities, and other facilities necessary for the administration of the Fund;

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(iii)	the calculation of the Fund’s net asset value;

(iv)

maintaining and preserving all accounts, books, financial records and other financial documents as are required of the Fund including maintenance of the general ledger, recording and verification of income, expense accruals and capital gains and losses with respect to the Fund;

(v)

accounting relating to the Fund and transactions of the Fund for securities and investments, including by not limited to loans, bonds, and other credit instruments that are issued in private offerings and related equity interests such as warrants or options issued as additional consideration in such transactions. Provide trade settlement support, including failed trade resolution and cash and security reconciliation;

(vi)	assist in the preparation of registration statements, financial statements, proxy statements and other statements or filings as may reasonably be requested;

(vii)	monitor cash positions, and provide projected cash balances, and monitor and process income and reconcile with custodian;

(viii)	calculate the yield, expense ratio, and other such financial and portfolio information as may be requested by the Fund;

(ix)	determine portfolio distributions, if any, and the tax characterization of such distributions;

(x)	maintenance of security reference data used by fund accounting;

(xi)

in conjunction with the Fund’s custodian, receiving information and keeping records about all domestic and foreign corporate actions, including, but not limited to, cash and stock distributions or dividends, stock splits and reverse stock splits, taken by companies whose securities are held by the Fund and transactions involving foreign currencies;

The Administrator shall perform (or oversee, or arrange for, the performance of) all other administrative and compliance services necessary for the operation of the Fund.

The Administrator shall make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. Fidelity Diversifying Solutions LLC, in its capacity as both the Fund’s investment adviser (the “Adviser”) and the Administrator, may provide (or arrange for the provision of) on the Fund’s behalf significant managerial assistance to those portfolio companies that request such assistance. For the avoidance of any doubt, the parties agree that the Administrator is authorized to enter into sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in this Agreement, subject to the oversight of the Board.

2. Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act, to the extent applicable. The Administrator may delegate the foregoing responsibility to a third party with the consent of the Board, subject to the oversight of the Administrator and the Fund. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, to the extent applicable, the Administrator agrees that all records which it or its delegate maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it or its delegate maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act, to the

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extent applicable, will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses.

(a) Compensation. As compensation for the Administrative Services provided and the expenses borne by the Administrator or its affiliates under this Agreement, the Fund shall pay to the Administrator a fee, calculated and payable monthly in arrears (“Administration Fee”) equal to 0.02083% (0.25% on an annualized basis) of the Fund’s month-end net asset value. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

(b) Administrator Expenses. The Administrator or its affiliates will bear all fees, costs, and expenses incurred that are not assumed by the Fund under Section 4(c) of this Agreement. For the avoidance of doubt, the costs, fees and expenses borne by the Administrator or its affiliates include but are not limited to the following:

(i)	fees, costs and expenses of the Administrative Services;

(ii)	fees, costs and expenses of technology and technology development including, but not limited to, computer systems and applications, web servicing, and website development and maintenance; and

(iii)

costs and expense of all in-house administrative professional staff provided by the Administrator or its affiliates, including internal legal, compliance, tax, finance, accounting, audit, technology, or other services and professionals related thereto, as deemed appropriate by the Administrator, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel.

(c) Fund Expenses. The Fund will bear the following costs and expenses of the Fund’s operations, administration, and transactions:

(i)	investment advisory fees to the Adviser, pursuant to the Investment Advisory Agreement;

(ii)	the Administration Fee;

(iii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisers (including tax advisers), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”)), investment bankers, administrative agents, paying agents, depositaries, custodians, directors, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisers, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator, or its affiliates), and other professionals (except to the extent such taxes, fees, costs, and expenses are borne by the Administrator or its affiliates under this Agreement or under the terms of the Investment Advisory Agreement);

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(iv)	the cost of effecting any sales and repurchases of the common shares of the Fund and other securities;

(v)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vi)	fees and expenses of any third-party valuation services or valuation agent;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

(ix)	costs of derivatives and hedging;

(x)

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any broken deal expenses, legal, research tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses or other expenses associated with advisers in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xi)	the allocated costs incurred by the Adviser and the Administrator in providing (or arranging for the provision of) managerial assistance to those portfolio companies that request it;

(xii)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xiii)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not

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reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction), or any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities;

(xiv)	transfer agent, dividend agent and custodial fees;

(xv)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xvi)

fees and expenses including reasonable travel, entertainment, lodging and meal expenses of, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the directors who are not interested persons (as defined in the Investment Company Act) of the Fund (“Independent Directors”);

(xvii)

costs of preparing financial statements, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing (except to the extent such costs and expenses are borne by the Administrator or its affiliates under this Agreement or under the Investment Advisory Agreement);

(xviii)

 all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby) (except to the extent such costs and expenses are borne by the Administrator under this Agreement or under the Investment Advisory Agreement);

(xix)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Board meetings;

(xx)	proxy voting expenses;

(xxi)	costs associated with an exchange listing;

(xxii)	costs of registration rights granted to certain investors;

(xxiii)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

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(xxiv)

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxv)	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

(xxvi)	all fees, costs and expenses of winding up and liquidating the Fund’s assets;

(xxvii)	extraordinary expenses (such as litigation or indemnification).

From time to time, Fidelity Diversifying Solutions LLC, in its capacity as both the Adviser and the Administrator or its affiliates may pay third-party providers of goods or services. Unless such expenses are specifically assumed by the Adviser, Administrator or its affiliates under the Investment Advisory Agreement or Administration Agreement, the Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

Costs and expenses of Fidelity Diversifying Solutions LLC in its capacity as both the Administrator and the Adviser that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

Fidelity Diversifying Solutions LLC and/or its affiliates shall pay, whether directly or through reimbursement of the Fund, for all costs and expenses incurred in connection with the organization of the Fund, including, without limitation, the following: (i) the offering and sale of the units of the Fund, (ii) the organization of the Fund, (iii) the election to be treated as a BDC under the Investment Company Act, and (iv) the negotiation, execution and delivery of this Agreement, the Investment Advisory Agreement, and any related or similar documents, including, without limitation, any related legal and accounting fees and expenses, printing costs, travel and out-of-pocket expenses and filing fees.

5. Limit of Liability.

(a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument.

(b) The Administrator is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Fund’s LLC Agreement or other organizational document and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Administrator shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. In addition, the Administrator shall not seek satisfaction of any such obligations from the directors or any individual director.

6. Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each of its affiliates are free to render services to others. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

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7. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days’ written notice, by the Fund or by the Administrator. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect until November 30, 2026, or to the extent consistent with the requirements of the Investment Company Act, from the date of the Fund’s election to be regulated as a BDC under the Investment Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

8. Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Massachusetts, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act, to the extent applicable.

10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11. Notices. Any notice under this Agreement shall be given in writing, by mail, postage prepaid, by email or electronic transmission, or by delivering it by hand to the other party at its principal office.

12. Counterparts. This Agreement may be executed in any number of counterparts by email, facsimile, or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Signatures may be delivered via facsimile, email, or any other electronic signature method complying with applicable law.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FIDELITY PRIVATE CREDIT COMPANY II LLC

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President & Treasurer

FIDELITY DIVERSIFYING SOLUTIONS LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer

[Signature Page to Administration Agreement]

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